UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 23, 2007

CHINA MOBILITY SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Charter)
Florida

(State or Other Jurisdiction of Incorporation)

000-26559

(Commission File Number)

N/A

(I.R.S. Employer Identification No.)

900-789 West Pender Street
Vancouver, British Columbia, Canada V6C 1H2

(Address of Principal Executive Offices) (Zip Code)

(604) 632-9638

(Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by China Mobility Solutions, Inc., a Florida corporation (the “Registrant”), in connection with the item set forth below.

ITEM 5.02 Departure of Directors or Principal Officers; Election of
Directors; Appointment of Principal Officers

On February 19, 2007, the Registrant announced the appointment of John Gaetz as Director of the Company.

Mr. Gaetz currently is founder and president of Presidents Corporate Group; a company structured to provide governance, administration and management services for public companies. Previous positions included a two-year term as founder and president of West Coast Stock Transfer Inc, a six-year term as Vice President and CFO of UltraGuard Water Systems Inc; a public company engaged in development and marketing ultraviolet based disinfection products and twenty five years spent in various financial and senior management positions with the Harnischfeger Corporation, a major mining, construction and defense equipment manufacturer.

The Registrant discloses that there are no transactions during the last two years, or proposed transactions, to which the Registrant was or is a party, in which Mr. Gaetz had or is to have a direct or indirect material interest in excess of $60,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Mobility Solutions, Inc.

Date: February 23, 2007	By:	/s/ XiaoQing Du
XiaoQing Du
Title: Chairman of the Board